Exhibit 10.7

REAFFIRMATION OF AFFILIATE SUBORDINATION AGREEMENT

This REAFFIRMATION OF AFFILIATE SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of March 17, 2010, by and among Jean Levy (“Levy”), Jaynjean Levy Family Limited Partnership, a Delaware limited partnership (the “Partnership” and, together with Levy, the “Subordinated Creditors”), Unigene Laboratories, Inc., a Delaware corporation (the “Company”), and Victory Park Management, LLC, a Delaware limited liability company, as Agent for all Senior Lenders party to the Senior Credit Agreement described in the Subordination Agreement. Capitalized terms used (including in the Recitals) but not defined herein shall have the meanings set forth in that certain Affiliate Subordination Agreement dated September 30, 2008 among Subordinated Creditors (with respect to Levy, as successor-in-interest to Jay Levy), Company and Agent (or the same may be amended, restated, supplemented and in effect from time to time, the “Subordination Agreement”).

R E C I T A L S

A. The Company, Agent and Senior Lenders have entered into that certain Financing Agreement dated September 30, 2008 pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in such Financing Agreement, to purchase certain senior notes from the Company. All of the Company’s obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents are secured by first-priority liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company (the “Collateral”).

B. The Company has issued the Subordinated Notes to the Subordinated Creditors. All of the Company’s obligations evidenced by the Subordinated Notes are secured by second-priority liens on and security interests in certain of the Collateral as described in Schedule A attached to the Subordination Agreement.

C. In connection with the execution and delivery of this Agreement, the Company, Agent and Senior Lenders entered into that certain Amended and Restated Financing Agreement dated as of March 16, 2010 (as the same may be amended, restated, supplemented and in effect from time to time, the “Amended and Restated Financing Agreement”), pursuant to which among other things, the Lenders are amending and restating the existing obligations and extending to the Company additional extensions of credit.

D. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Amended and Restated Financing Agreement (the “Transactions”), Agent and Senior Lenders have required the execution and delivery of this Agreement, and the consent to the Transactions, by Subordinated Creditors and the Company.

NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Consent and Reaffirmation.

(a) Each Subordinated Creditor (i) acknowledges that it has received a copy of the Amended and Restated Financing Agreement, (ii) acknowledges and agrees that the Amended and Restated Financing Agreement constitutes a Senior Credit Agreement and VPC Loan Document, that the agreements, documents and instruments executed and delivered in connection therewith constitute Senior Debt Documents and VPC Loan Documents, that the Obligations of the Obligors have increased as a result thereof and all such increased obligations constitute “Senior Debt” for purposes of the Subordination Agreement and (iii) consents to the execution, delivery and performance of the terms of the Amended and Restated Financing Agreement and the agreements, documents and instruments executed and delivered in connection therewith. Each Subordinated Creditor hereby (i) ratifies and reaffirms the continued subordination of the Subordinated Debt and the Lien securing the Subordinated Debt to the Senior Debt and to the Liens securing the Senior Debt, (ii) acknowledges that except as specifically set forth herein, the Agent does not waive, diminish or limit any term or condition contained in the Subordination Agreement, and (iii) agrees that the Subordination Agreement, the subordination effected thereby and the rights and obligations of each Subordinated Creditor, the Senior Lenders and the Obligors arising thereunder shall not be affected, modified or impaired in any manner or to any extent by the Amended and Restated Financing Agreement or the transactions contemplated thereby, except to the extent herein set forth.

(b) Agent, on behalf of itself and the Senior Lenders, consents to the amendment and restatement of the Subordinated Notes in form and substance as attached hereto as Exhibit A (without amendment, waiver or change of any term or provision thereof not agreed to in writing by Agent, the “Amended and Restated Subordinated Notes”). The parties hereto hereby agree that the Amended and Restated Subordinated Notes constitute Subordinated Notes for all purposes of the Subordination Agreement and all obligations, liabilities and indebtedness of the Company evidenced thereby constitutes Subordinated Debt.

2. Amendment to Subordination Agreement. The parties hereto hereby agree that the Subordination Agreement shall be amended as follows:

(a) Section 2.3(a) of the Subordination Agreement shall be amended and restated in its entirety to read as follows:

(a) Notwithstanding the terms of the Subordinated Debt Documents, the Company hereby agrees that it shall not make, and each Subordinated Creditor hereby agrees that it shall not accept, any Distribution with respect to the Subordinated Debt (other than Permitted Subordinated Debt Payments subject to the terms of subsection 2.2 of this Agreement) until the Senior Debt has been indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated; provided, however, that the Company and Subordinated Creditors further agree that no Permitted Subordinated Debt Payment may be made by the Company or accepted by any Subordinated Creditor if, at the time of such payment, either (i) a Senior Default exists and such Senior Default shall not have been waived or (ii) the Company is Insolvent (as defined in the Senior Credit Agreement) or would be rendered Insolvent after giving effect to such payment.

(b) Schedule B to the Subordination Agreement shall be replaced in its entirety with Exhibit B attached hereto.

3. Representations and Warranties of Subordinated Creditor. Each Subordinated Creditor hereby represents and warrants, severally and not jointly, to the Agent and Senior Lenders that as of the date hereof: (a) such Subordinated Creditor is an individual or a partnership duly formed and validly existing under the laws of the State of Delaware, as applicable; (b) such Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by such Subordinated Creditor will not violate or conflict with the organizational documents of such Subordinated Creditor, as applicable, any material agreement binding upon such Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) such Subordinated Creditor is the sole owner, beneficially and of record, of its Subordinated Debt Documents and its Subordinated Debt; (f) no Person other than the Company is obligated in respect of the Subordinated Debt or under any Subordinated Debt Documents; (g) its Subordinated Debt is not secured by any assets of the Company that do not constitute Collateral; (h) its Subordinated Debt is not secured by any assets of the Company that are not described in Schedule A attached to the Subordination Agreement; (i) no defaults have occurred and are continuing under the Subordinated Debt or any of the Subordinated Debt Documents or would arise thereunder upon the execution, delivery and performance of the Amended and Restated Financing Agreement; and (j) each of the Subordinated Debt Documents in existence as of the date hereof are identified in Schedule C attached to the Subordination Agreement (as amended in the manner provided by the documents attached hereto as Exhibit A).

4. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

5. Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, Subordinated Creditors and the Company.

6. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

7. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Furthermore, such counterparts may be delivered by facsimile or by electronic mail in “portable document format” (or “.pdf”), with any such counterpart delivered in such way deemed an original.

9. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

10. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents, after which this Agreement shall terminate without further action on the part of the parties hereto.

11. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

12. CONSENT TO JURISDICTION. EACH SUBORDINATED CREDITOR AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH SUBORDINATED CREDITOR AND THE COMPANY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH SUBORDINATED

CREDITOR AND THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITORS AND THE COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THE SUBORDINATION AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ANY SUBORDINATED CREDITOR, THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUCH SUBORDINATED CREDITOR OR THE COMPANY, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). EACH SUBORDINATED CREDITOR AND THE COMPANY AGREES THAT AGENT’S OR ANY SENIOR LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. EACH SUBORDINATED CREDITOR AND THE COMPANY IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

13. WAIVER OF JURY TRIAL. EACH SUBORDINATED CREDITOR, THE COMPANY AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH SUBORDINATED CREDITOR, THE COMPANY AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUBORDINATED CREDITOR, THE COMPANY AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(Signature Page Follows)

IN WITNESS WHEREOF, each Subordinated Creditors, the Company and Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:

/s/ Jay Levy
By: Jay Levy, as Attorney-in-Fact for Jean Levy

JAYNJEAN LEVY FAMILY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ronald S. Levy,
Its general partner

/s/ Ronald Levy
By: Ronald S. Levy

By:	Warren P. Levy,
Its general partner

/s/ Warren Levy
By: Warren P. Levy

COMPANY:

UNIGENE LABORATORIES, INC., a Delaware corporation

/s/ William Steinhauer
By:	William Steinhauer
Its:	Vice President of Finance

AGENT:

VICTORY PARK MANAGEMENT, LLC, a Delaware limited liability company

/s/ Matthew Ray
By:	Matthew Ray
Its:	Manager

EXHIBIT A

Second Amended and Restated Subordinated Notes

(see attached)

EXHIBIT B

Revised Schedule B

PAYMENT TO JEAN LEVY

Date	Principal Due	Interest Due*	Total
May 10, 2010	$500,000.00	$0	$500,000.00

PAYMENTS TO JAYNJEAN LEVY FAMILY LIMITED PARTNERSHIP

Date	Principal Due	Interest Due*	Total
May 10, 2010	$500,000.00	$0	$500,000.00
November 10, 2010	$500,000.00	$0	$500,000.00
May 10, 2011	$250,000.00	$0	$250,000.00

* Interest accrued under or otherwise evidenced by the Subordinated Notes shall not be due and payable until the maturity date thereof.